Exhibit 99.2

Home, Health & Beauty Business of WestRock Company

(Dispensing Systems Business)

Interim Condensed Combined Financial Statements (Unaudited)

As of December 31, 2016 and for the Three Months Ended December 31, 2016 and 2015

HOME, HEALTH & BEAUTY BUSINESS OF WESTROCK COMPANY

INTERIM CONDENSED COMBINED STATEMENTS OF INCOME (UNAUDITED)

(Dollars in millions)

	Three Months Ended December 31,
	2016	2015
Net sales	$143.1	$138.6
Cost of goods sold	105.1	106.5

Gross profit	38.0	32.1
Selling, general and administrative, excluding intangible amortization	20.3	19.2
Selling, general and administrative intangible amortization	3.7	3.7

Operating profit	14.0	9.2
Interest income and other income (expense), net	—	0.2

Income before income taxes	14.0	9.4
Income tax expense	(4.9)	(2.9)

Net income	$9.1	$6.5

The accompanying notes are an integral part of these combined financial statements.

HOME, HEALTH & BEAUTY BUSINESS OF WESTROCK COMPANY

INTERIM CONDENSED COMBINED STATEMENTS OF COMPREHENSIVE LOSS (UNAUDITED)

(Dollars in millions)

	Three Months Ended December 31,
	2016	2015
Net income	$9.1	$6.5
Other comprehensive loss, net of tax:
Foreign currency translation loss	(29.9)	(16.1)
Defined benefit pension plans:
Net actuarial loss arising during period, net of tax of $0, and $0 for the three months ended December 31, 2016 and 2015, respectively.	(0.1)	—

Other comprehensive loss	(30.0)	(16.1)

Comprehensive loss	(20.9)	(9.6)

The accompanying notes are an integral part of these combined financial statements.

HOME, HEALTH & BEAUTY BUSINESS OF WESTROCK COMPANY

INTERIM CONDENSED COMBINED BALANCE SHEETS (UNAUDITED)

(Dollars in millions)

	December 31,	September 30,
	2016	2016
ASSETS
Current assets
Accounts receivable (net of allowances of $2.2 and $2.1)	$103.3	100.8
Inventories	68.4	70.2
Other current assets	11.3	12.8

Total current assets	183.0	183.8
Property, plant and equipment, net	222.3	235.5
Goodwill	316.6	328.4
Intangibles, net	212.9	224.1
Other assets	15.2	13.0

Total assets	$950.0	$984.8

LIABILITIES AND NET PARENT INVESTMENT
Current liabilities:
Accounts payable	$46.2	$43.7
Accrued compensation and benefits	10.4	19.5
Other current liabilities	11.4	15.3

Total current liabilities	68.0	78.5
Pension liabilities and postemployment benefit, net of current portion	25.6	26.6
Deferred income taxes	74.0	77.0
Other long-term liabilities	3.3	2.8
Net parent investment:
Net parent investment	821.4	812.2
Accumulated other comprehensive loss	(42.3)	(12.3)

Total net parent investment	779.1	799.9

Total liabilities and net parent investment	$950.0	$984.8

The accompanying notes are an integral part of these combined financial statements.

HOME, HEALTH & BEAUTY BUSINESS OF WESTROCK COMPANY

INTERIM CONDENSED COMBINED STATEMENTS OF CASH FLOWS (UNAUDITED)

(Dollars in millions)

	Three Months Ended December 31,
	2016	2015
Cash Flows from Operating Activities:
Net income	$9.1	$6.5
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	12.7	13.5
Deferred income taxes	(1.1)	(1.2)
Share-based compensation	0.7	0.4

Changes in operating assets and liabilities:
Accounts receivable	(7.6)	6.4
Inventories	(0.1)	0.6
Other assets	(2.2)	(4.7)
Accounts payable	3.4	0.9
Accrued expenses and other current liabilities	(10.6)	(9.9)
Pension and other postretirement liabilities	0.3	1.0
Income taxes payable	(1.0)	1.1
Other liabilities	0.3	0.3

Net cash provided by operating activities	3.9	14.9

Cash Flows used in Investing Activities:
Capital expenditures	(2.7)	(3.1)

Net cash used in investing activities	(2.7)	(3.1)

Cash Flows from Financing Activities:
Transactions with Parent, net	(1.2)	(11.8)

Net cash provided (used) in financing activities	$(1.2)	$(11.8)

Increase (decrease) in cash and cash equivalents	$—	$—
Cash and cash equivalents at beginning of period	—	—

Cash and cash equivalents at end of period	$—	$—

The accompanying notes are an integral part of these combined financial statements.

HOME, HEALTH & BEAUTY BUSINESS OF WESTROCK COMPANY

NOTES TO INTERIM CONDENSED COMBINED FINANCIAL STATEMENTS (UNAUDITED)

(Dollars in millions, except where otherwise noted)

Unless the context otherwise requires, “we”, “us”, “our”, “HH&B” and “the Company” refer to the Home, Health & Beauty business of WestRock Company, its wholly-owned subsidiaries and its partially-owned combined subsidiaries.

On July 1, 2015, Rock-Tenn Company (“RockTenn”) and MeadWestvaco Corporation (“MWV”) completed a strategic combination of their respective businesses (the Combination). RockTenn and MWV became wholly owned subsidiaries of WestRock. For purposes of these combined financial statements, the term “WestRock” or “Parent” herein refers to the combined operations of RockTenn and MWV subsequent to the Combination.

These interim combined financial statements include all majority-owned or controlled entities of WestRock related to the HH&B business.

Note 1. Interim Financial Statements

Our independent auditor has not audited our accompanying interim condensed combined financial statements. We derived the Condensed Combined Balance Sheet at September 30, 2016 from the audited fiscal 2016 Combined Financial Statements. In the opinion of our management, the Condensed Combined Financial Statements reflect all adjustments, which are of a normal recurring nature, necessary for a fair presentation of our Statements of Income for the three months ended December 31, 2016 and December 31, 2015, our comprehensive loss for the three months ended December 31, 2016 and December 31, 2015, our financial position at December 31, 2016 and September 30, 2016, and our cash flows for the three months ended December 31, 2016 and December 31, 2015.

We have condensed or omitted certain notes and other information from the interim condensed combined financial statements. Therefore, these interim statements should be read in conjunction with our Combined Financial Statements as of and for the year ended September 30, 2016. The results for the three months ended December 31, 2016 and December 31, 2015 are not necessarily indicative of results that may be expected for the full fiscal year.

Basis of Presentation

The condensed combined financial statements of the Company are prepared in conformity with accounting principles generally accepted in the United States of America (U.S. GAAP).

Actual costs that may have been incurred if the Company had been a stand-alone business would depend on a number of factors, including organizational structure and what functions were outsourced or performed by employees, as well as strategic decisions made in areas such as, but not limited to, information technology and infrastructure. Consequently, the Company’s future earnings could include items of income and expense that could be materially different from what is included in the condensed combined Statements of Income. Accordingly, the condensed combined financial statements for the periods presented are not necessarily indicative of the company’s future results of operations, financial position and cash flows.

New Accounting Standards

Recently Adopted Standards

In April 2015, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2015-05 “Customers Accounting for Fees Paid in a Cloud Computing Arrangement”, which amends ASC 350 “Intangibles-Goodwill and Other Internal-Use Software”. The ASU requires entities to record a software license intangible asset if a hosting arrangement for internal-use software allows the entity to take possession of the software, and it is feasible that the entity can run the software on its own hardware, or contract a vendor to host the software. These provisions are effective for annual periods, and interim periods within those annual periods, beginning after December 15, 2015. We adopted these provisions on October 1, 2016, and the adoption of these provisions did not have a material effect on our combined financial statements.

In April 2015, the FASB issued ASU 2015-04 “Practical Expedient for the Measurement Date of an Employer’s Defined Benefit Obligation and Plan Assets”. The ASU amends ASC 715 “Retirement Plans” and allows entities to use a practical expedient to measure defined benefit plan assets and obligations using a month-end that is closest to the entity’s fiscal year end, as well as the option to use the closest date to a significant event when plan assets and obligations are remeasured. These provisions are effective for

HOME, HEALTH & BEAUTY BUSINESS OF WESTROCK COMPANY

NOTES TO INTERIM CONDENSED COMBINED FINANCIAL STATEMENTS (UNAUDITED)

(Dollars in millions, except where otherwise noted)

annual periods, and for interim periods within those annual periods, beginning after December 15, 2015. Early application is permitted. We adopted these provisions on October 1, 2016, and the adoption of these provisions did not have a material effect on our combined financial statements.

New Accounting Standards – Recently Issued

Recently Issued Standards

In January 2017, the FASB issued ASU 2017-04, “Simplifying the Test for Goodwill Impairment”, which amends the guidance in ASC 350, “Intangibles-Goodwill and Other”. The ASU eliminates the requirement to calculate the implied fair value of goodwill to measure a goodwill impairment charge. Instead, entities will record an impairment charge based on the excess of a reporting unit’s carrying amount over its fair value. The ASU is effective for annual and interim impairment tests performed in periods beginning after December 15, 2019. Early adoption is permitted for annual and interim goodwill impairment testing dates after January 1, 2017. The ASU will be applied prospectively. We currently do not expect that the adoption of these provisions will have a material effect on our combined financial statements.

In January 2017, the FASB issued ASU 2017-01, “Clarifying the Definition of a Business”, which amends the guidance in ASC 805, “Business Combinations”. The ASU changes the definition of a business to assist entities with evaluating when a set of transferred assets and activities is a business. Under the new guidance, an entity first determines whether substantially all of the fair value of the gross assets acquired is concentrated in a single identifiable asset or a group of similar identifiable assets. If this threshold is met, the set is not a business. If it is not met, the entity then evaluates whether the set meets the requirements that a business include, at a minimum, an input and a substantive process that together significantly contribute to the ability to create outputs. The ASU defines an output as “the result of inputs and processes applied to those inputs that provide goods or services to customers, investment income (such as dividends or interest), or other revenues.” The ASU is effective for annual reporting periods beginning after December 15, 2017 (October 1, 2018 for us), including interim periods within those annual periods, and early adoption is permitted. The ASU will be applied prospectively to any transactions occurring within the period of adoption. We are evaluating the impact of these provisions.

In December 2016, the FASB issued ASU 2016-20, “Technical Corrections and Improvements to Topic 606, Revenue from Contracts with Customers”, which amends its new revenue recognition guidance described below. The ASU allows entities to omit quantitative disclosures about remaining performance obligations in certain cases and requires entities that use any of the new or previously existing optional exemptions to expand their qualitative disclosures. It also makes 12 other technical corrections and changes to the new revenue standard. The amendments address questions that stakeholders have raised but do not change any of the principles in the new revenue guidance. The ASU is effective for annual reporting periods beginning after December 15, 2017 (October 1, 2018 for us), including interim periods within those annual periods, and can be applied using a full retrospective or modified retrospective approach. We are evaluating the impact of these provisions.

In November 2016, the FASB issued ASU 2016-18, “Restricted Cash”, which amends the guidance in ASC 230, “Statement of Cash Flows”. The new ASU clarifies how entities should present restricted cash and restricted cash equivalents in the statement of cash flows. The new guidance will require entities to show the changes in the total of cash, cash equivalents, restricted cash and restricted cash equivalents in the statement of cash flows. As a result, entities will no longer present transfers between cash and cash equivalents and restricted cash and restricted cash equivalents in the statement of cash flows. When cash, cash equivalents, restricted cash, and restricted cash equivalents are presented in more than one line item on the balance sheet, the new guidance requires a reconciliation of the totals in the statement of cash flows to the related captions in the balance sheet. This reconciliation can be prepared either on the face of the statement of cash flows or in the notes to the financial statements. These provisions are effective for annual periods, and for interim periods within those annual periods, beginning after December 15, 2017 (October 1, 2018 for us), applied retrospectively for each period presented. Early adoption is permitted. We are evaluating the impact of these provisions.

In October 2016, the FASB issued ASU 2016-17, “Interests Held through Related Parties That Are under Common Control”, which amends certain provisions of ASU 810, “Consolidation”. The ASU amends the consolidation requirements that apply to a single decision maker’s evaluation of interests held through related parties that are under common control when it is determining whether it is the primary beneficiary of a variable interest entity. Under the ASU, a reporting entity considers its indirect economic interests in a

HOME, HEALTH & BEAUTY BUSINESS OF WESTROCK COMPANY

NOTES TO INTERIM CONDENSED COMBINED FINANCIAL STATEMENTS (UNAUDITED)

(Dollars in millions, except where otherwise noted)

variable interest entity held through related parties that are under common control on a proportionate basis, in a manner consistent with its consideration of its indirect economic interests held through related parties that are not under common control. These provisions are effective for annual periods, and for interim periods within those annual periods, beginning on or after December 15, 2016 (October 1, 2017 for us). We currently do not expect that the adoption of these provisions will have a material effect on our combined financial statements.

In October 2016, the FASB issued ASU 2016-16, “Income Taxes: Intra-Entity Transfers of Assets Other Than Inventory”, which requires companies to recognize the income tax effects of intercompany sales and transfers of assets other than inventory (e.g., intangible assets) in the period in which the transfer occurs. Current guidance requires companies to defer the income tax effects of intercompany transfers of assets until the asset has been sold to an outside party or otherwise recognized through use. The new guidance will require companies to defer the income tax effects only of intercompany transfers of inventory. The ASU is effective for annual reporting periods beginning after December 15, 2017 (October 1, 2018 for us), including interim periods within those annual periods. The guidance requires companies to apply a modified retrospective approach with a cumulative catch-up adjustment to opening retained earnings in the period of adoption. Early adoption is permitted. We currently do not expect that the adoption of these provisions will have a material effect on our combined financial statements.

In August 2016, the FASB issued ASU 2016-15 “Classification of Certain Cash Receipts and Cash Payments”, which amends the guidance in ASC 230, “Statement of Cash Flows”. The ASU clarifies how entities should classify certain cash receipts and cash payments on the statement of cash flows for the following transactions: debt prepayment or extinguishment costs, settlement of zero-coupon debt instruments or other debt instruments with coupon rates that are insignificant in relation to the effective interest rate of the borrowing, contingent consideration payments made after a business combination, proceeds from the settlement of insurance claims, proceeds from the settlement of corporate-owned life insurance, distributions received from equity method investees and beneficial interest in securitization transactions. The ASU also clarifies how the predominance principle should be applied when cash receipts and cash payments have aspects of more than one class of cash flows. The guidance requires retrospective adoption and is effective for fiscal years beginning after December 15, 2017 (October 1, 2018 for us), including interim periods within those fiscal years. Early adoption is permitted and an entity that elects early adoption must adopt all of the amendments in the period of adoption. We are evaluating the impact of these provisions.

In June 2016, the FASB issued ASU 2016-13 “Financial Instruments – Credit losses: Measurement of Credit Losses on Financial Instruments”, which amends certain provisions of ASU 326, “Financial Instruments-Credit Loss”. The ASU changes the impairment model for most financial assets and certain other instruments. For trade and other receivables, held to maturity debt securities, loans and other instruments, entities will be required to use a new forward-looking “expected loss” model that generally will result in the earlier recognition of allowances for losses. For available for sale debt securities with unrealized losses, entities will be required to measure credit losses in a manner similar to what they do today, except that losses will be recognized as allowances rather than reductions in the amortized cost of the securities. Additionally, entities will have to disclose significantly more information, including information used to track credit quality by year or origination for most financing receivables. The ASU is effective for annual reporting periods beginning after December 15, 2019 (October 1, 2020 for us), including interim periods within those annual periods, and will be applied as a cumulative effect adjustment to retained earnings as of the beginning of the first reporting period for which the guidance is effective. We currently do not expect that the adoption of these provisions will have a material effect on our combined financial statements.

In May 2016, the FASB issued ASU 2016-12 “Revenue from Contracts with Customer, Narrow-Scope Improvements and Practical Expedients”, which amends its new revenue recognition guidance on transitioning to the new revenue recognition standard, collectibility, non-cash consideration and the presentation of sales and other similar taxes. The ASU clarifies that, for a contract to be considered completed at transition, all (or substantially all) of the revenue must have been recognized under legacy GAAP. The ASU also clarifies how an entity should evaluate the collectibility threshold and when an entity can recognize nonrefundable consideration received as revenue if an arrangement does not meet the standard’s contract criteria. The ASU is effective for annual reporting periods beginning after December 15, 2017 (October 1, 2018 for us), including interim periods within those annual periods, and can be applied using a full retrospective or modified retrospective approach. We are evaluating the impact of these provisions.

HOME, HEALTH & BEAUTY BUSINESS OF WESTROCK COMPANY

NOTES TO INTERIM CONDENSED COMBINED FINANCIAL STATEMENTS (UNAUDITED)

(Dollars in millions, except where otherwise noted)

In March 2016, the FASB issued ASU 2016-09 “Compensation – Stock Compensation: Improvements To Employee Share Based Payment Accounting”, which amends certain provisions of ASU 718, “Compensation – Stock Compensation”. The ASU will require all income tax effects of awards to be recognized in the income statement when the awards vest or are settled. It also will allow an employer to repurchase more of an employee’s shares than it can today for tax withholding purposes without triggering liability accounting and to make a policy election to account for forfeitures as they occur. The provisions are effective for fiscal years beginning after December 15, 2016 (October 1, 2017 for us), including interim periods within those fiscal years. Based on our current stock compensation awards, the adoption is currently not expected to have a material effect on our combined financial statements.

In March 2016, the FASB issued ASU 2016-08 “Revenue from Contracts with Customer, Principal versus Agent Considerations (Reporting Revenue Gross versus Net)” to clarify the principal versus agent guidance in its new revenue recognition standard. The amendments clarify how an entity should identify the unit of accounting for the principal versus agent evaluation and how it should apply the control principle to certain types of arrangements, such as service transactions. These provisions also clarify the indicators to determine when an entity is acting as a principal or an agent. The ASU is effective for annual reporting periods beginning after December 15, 2017 (October 1, 2018 for us), including interim periods within those annual periods, and can be applied using a full retrospective or modified retrospective approach. We are evaluating the impact of these provisions.

In March 2016, the FASB issued ASU 2016-07 “Investments – Equity Method and Joint Ventures: Simplifying the Transition to the Equity Method of Accounting”, which amends certain provisions of ASU 323 “Investments-Equity Method and Joint Ventures”. The ASU eliminates the requirement that an investor retrospectively apply equity method accounting when an investment that it had accounted for by another method initially qualifies for the equity method. The guidance will be applied prospectively and is effective for fiscal years beginning after December 15, 2016 (October 1, 2017 for us), including interim periods within those fiscal years. We currently do not expect that the adoption of these provisions will have a material effect on our combined financial statements.

In March 2016, the FASB issued ASU 2016-05 “Derivatives and Hedging – Effect of Derivative Contract Novations on Existing Hedge Accounting Relationships”, which amends certain provisions of ASU 815 “Derivatives and Hedging”. The ASU clarifies that a change in the counterparty to a derivative instrument that has been designated as a hedging instrument under ASC 815 does not, in and of itself, require de-designation of the instrument if all other hedge criteria continue to be met. These provisions are effective for fiscal years beginning after December 15, 2016 (October 1, 2017 for us), including interim periods within those fiscal years, and can be adopted using a prospective or modified retrospective approach. Early adoption is permitted. We currently do not expect that these provisions will have a material effect on our combined financial statements.

In February 2016, the FASB issued ASU 2016-02 “Leases”, which is codified in ASC 842 “Leases” and supersedes current lease guidance in ASC 840. These provisions require lessees to put a right-of-use asset and lease liability on their balance sheet for operating and financing leases that have a term of more than one year. Expense will be recognized in the income statement similar to current accounting guidance. For lessors, the ASU modifies the classification criteria and the accounting for sales-type and direct financing leases. Entities will need to disclose qualitative and quantitative information about their leases, including characteristics and amounts recognized in the financial statements. These provisions are effective for fiscal years beginning after December 15, 2018 (October 1, 2019 for us), including interim periods within those fiscal years. Early adoption is permitted. Entities are required to use a modified retrospective approach upon adoption to recognize and measure leases at the beginning of the earliest comparative period presented in the financial statements. We are evaluating the impact of these provisions.

In July 2015, the FASB issued ASU 2015-11 “Simplifying the Measurement of Inventory”, which amends certain provisions of ASC 330 “Inventory”. The ASU requires inventory to be measured at the lower of cost and net realizable value. These provisions do not apply to inventory that is measured using LIFO or the retail inventory method. These provisions apply to all other inventory, which includes inventory that is measured using FIFO or average cost. These provisions are effective for fiscal years beginning after December 15, 2016 (October 1, 2017 for us), including interim periods within those fiscal years, applied prospectively. Early adoption is permitted as of the beginning of an interim or annual reporting period. We expect to adopt these provisions on October 1, 2017, prospectively. We do not expect that the adoption of these provisions will have a material effect on our combined financial statements.

HOME, HEALTH & BEAUTY BUSINESS OF WESTROCK COMPANY

NOTES TO INTERIM CONDENSED COMBINED FINANCIAL STATEMENTS (UNAUDITED)

(Dollars in millions, except where otherwise noted)

In May 2014, the FASB issued ASU 2014-09 which is codified in ASC 606 “Revenue from Contracts with Customers” and supersedes both the revenue recognition requirement to ASC 605 “Revenue Recognition” and most industry-specific guidance. The core principle of ASC 606 is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. To achieve that core principle, an entity should apply the five steps set forth in ASC 606. An entity must also disclose sufficient information to enable users of financial statements to understand the nature, amount, timing and uncertainty of revenue and cash flows arising from contracts with customers, including qualitative and quantitative information about contracts with customers, significant judgments and changes in judgments, and assets recognized from the costs to obtain or fulfill a contract. In August 2015, the FASB issued ASU 2015-14, “Revenue from Contracts with Customers: Deferral of the Effective Date,” which deferred the effective date of ASU 2014-09 by one year. Therefore, these provisions are effective for annual reporting periods beginning after December 15, 2017 (October 1, 2018 for us), including interim periods within that annual period, and can be applied using a full retrospective or modified retrospective approach. We are evaluating the impact of these provisions.

Note 2. Net Parent Investment and Accumulated Other Comprehensive Loss

The following is a summary of the changes in net parent investment and accumulated other comprehensive loss for the three months ended December 31, 2016:

	Net Parent Investment	Accumulated Other Comprehensive Loss	Total
Balance at September 30, 2016	$812.2	$(12.3)	$799.9
Net income	9.1	—	9.1
Other comprehensive loss, net of tax	—	(30.0)	(30.0)
Transactions with Parent, net	0.1	—	0.1

Balance at December 31, 2016	$821.4	$(42.3)	$779.1

The following table summarizes the changes by component in accumulated other comprehensive loss, net of tax, for the three months ended December 31, 2016 and December 31, 2015:

	Defined Benefit Pension and Postretirement Plans	Foreign Currency Translation	Total
Balance at September 30, 2016	$(2.7)	$(9.6)	$(12.3)
Other comprehensive loss before reclassifications	(0.1)	(29.9)	(30.0)

Net current period other comprehensive loss	(0.1)	(29.9)	(30.0)

Balance at December 31, 2016	$(2.8)	$(39.5)	$(42.3)

	Defined Benefit Pension and Postretirement Plans	Foreign Currency Translation	Total
Balance at September 30, 2015	$0.1	$(6.8)	$(6.7)
Other comprehensive loss before reclassifications	—	(16.1)	(16.1)

Net current period other comprehensive loss	—	(16.1)	(16.1)

Balance at December 31, 2015	$0.1	$(22.9)	$(22.8)

HOME, HEALTH & BEAUTY BUSINESS OF WESTROCK COMPANY

NOTES TO INTERIM CONDENSED COMBINED FINANCIAL STATEMENTS (UNAUDITED)

(Dollars in millions, except where otherwise noted)

Note 3. Inventories

Inventories consist of primarily of raw materials, work in process components and finished goods and are valued at the lower of cost or market. We determine the cost on a first-in, first-out method.

Inventories, net of reserves, are as follows:

	December 31, 2016	September 30, 2016
Finished goods and work in process	$45.4	$46.0
Raw materials	22.4	23.3
Supplies	0.6	0.9

Inventories	$68.4	$70.2

Note 4. Property, Plant and Equipment

Property, plant and equipment consists of the following:

	December 31, 2016	September 30, 2016
Property, plant and equipment at cost:
Land and buildings	$70.4	$75.1
Machinery and equipment	192.3	194.5
Transportation equipment	0.9	0.9
Leasehold improvements	10.5	10.7

	274.1	281.2
Less accumulated depreciation and amortization	(51.8)	(45.7)

Property, plant and equipment, net	$222.3	$235.5

Depreciation expense for three months ended December 31, 2016 and December 31, 2015 was $8.9 million and $9.6 million, respectively.

Note 5. Goodwill

The change in the carrying amount of goodwill is as follows:

Goodwill
Balance at September 30, 2016	$328.4
Foreign currency translation	(11.8)

Balance at December 31, 2016	$316.6

HOME, HEALTH & BEAUTY BUSINESS OF WESTROCK COMPANY

NOTES TO INTERIM CONDENSED COMBINED FINANCIAL STATEMENTS (UNAUDITED)

(Dollars in millions, except where otherwise noted)

Goodwill includes $23.5 million which we expect to be deductible for income tax purposes. There are no accumulated impairment losses.

Note 6. Other Current Liabilities

Other current liabilities consist of the following:

	December 31, 2016	September 30, 2016
Deferred revenue	$3.5	$4.3
Other accrued liabilities	7.9	11.0

	$11.4	$15.3

Note 7. Income Taxes

The effective tax rates for the three months ended December 31, 2016 and 2015, were 35.0% and 30.9%, respectively. The effective tax rate was different than the U.S. federal statutory rate primarily due to the impact of state taxes, the domestic manufacturer’s deduction, and a tax rate differential with respect to foreign earnings primarily in Switzerland, Italy, and Spain.

Note 8. Pension Plans and Other Postemployment Benefits

Certain U.S. HH&B employees participate in the U.S. defined benefit pension and other post-employment benefit plans which are sponsored by the Parent and the related assets and liabilities are retained by the Parent. Accordingly, the assets and liabilities related to these plans are not recorded in the Combined Financial Statements of the HH&B business. These combined financial statements present only the service cost as the net periodic benefit cost for these plans sponsored by the Parent. Certain foreign plans benefit only the employees of the HH&B business. The majority of these plans are unfunded by the Parent. The related liabilities of these plans, as well as the corresponding expenses, are recorded in the combined financial statements of the HH&B business.

The following table represents net periodic pension cost recognized in the Interim Condensed Combined Statements of Income:

	Three months ended December 31,
	2016	2015
Service cost	$0.2	$0.1
Interest cost	0.1	0.1

Net pension cost	$0.3	$0.2

Note 9. Allocated costs and related-party transactions

The Interim Condensed Combined Statements of Income include allocations from the Parent as summarized below:

	Three months ended December 31,
	2016	2015
Selling, general and administrative expenses, excluding intangibles amortization	$4.0	$4.1

	$4.0	$4.1

HOME, HEALTH & BEAUTY BUSINESS OF WESTROCK COMPANY

NOTES TO INTERIM CONDENSED COMBINED FINANCIAL STATEMENTS (UNAUDITED)

(Dollars in millions, except where otherwise noted)

These allocations were made for specific corporate departments where there was a direct support relationship in place and are considered reasonable. However, these combined financial statements may not necessarily be indicative of the results of operations that would have been obtained if the Company had operated as a separate entity during the periods presented. Actual costs that may have been incurred if the Company had been a stand-alone business would depend on a number of factors, including organizational structure and what functions were outsourced or performed by employees, as well as strategic decisions made in areas such as information technology and infrastructure. Management of the Company has determined it is not practicable to determine these stand-alone costs for the periods presented. Consequently, the Company’s future earnings if operated as an independent business could include items of income and expense that are materially different from what is included in these Interim Condensed Combined Statements of Income. Accordingly, the interim condensed combined financial statements for the periods presented are not necessarily indicative of the company’s future results of operations, financial position and cash flows.

The Company purchases certain supplies and services from other subsidiaries of the Parent that are included in cost of sales. Total purchases for the three months ended December 31, 2016 and December 31, 2015 were $0.6 million and $0.3 million, respectively. As of December 31, 2016 and December 31, 2015 we had net receivables from non-HH&B affiliates of $4.2 million and $1.9 million, respectively, due primarily to HH&B paying costs on behalf of non-HH&B businesses, which are included in other assets.

Note 10. Commitments and Contingencies

Legal Matters

We are a defendant in a number of lawsuits and claims arising out of the conduct of our business. While the ultimate results of such suits or other proceedings against us cannot be predicted with certainty, management believes the resolution of these matters will not have a material adverse effect on our financial condition, results of operations or cash flows.

Note 11. Subsequent Events

On January 23, 2017, WestRock announced it had entered into a definitive sale agreement with certain subsidiaries of Silgan Holdings Inc. (“Silgan”) under which Silgan will purchase the Home, Health & Beauty business for approximately $1.025 billion in cash plus the assumption of approximately $25 million in foreign pension liabilities. WestRock expects to receive net after-tax proceeds from the divestiture of approximately $1 billion. The transaction is expected to close, subject to necessary regulatory approvals, in the second or third quarter of fiscal 2017.

In February 2017, the Company settled an outstanding tax matter with the income tax authorities in the Netherlands. As a result of this settlement approximately $8.9 million in Netherland tax net operating losses that were previously not thought to be realizable and therefore, had a full valuation allowance against them, will be utilized in fiscal 2017. After this settlement the Company has approximately $3.4 million remaining in Netherland tax net operating loss carryforwards. This settlement is expected to result in additional charges being incurred in the U.S. in fiscal 2017 that are probable of being deductible for income tax purposes for which a benefit of approximately $3.3 million is expected to be recorded in the quarter ended March 31, 2017.

There were no other subsequent events that would require disclosure in or adjustment to the accompanying combined financial statements through March 10, 2017, the date these financial statements were issued.